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Exhibit 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of Atlantic Power Corporation of our report dated March 28, 2008 relating to the combined financial statements of Gregory Partners, LLC, and Gregory Power Partners, L.P. as of December 31, 2007 and for the year then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
August 13, 2010

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  Exhibit 23.5
CONSENT OF INDEPENDENT ACCOUNTANTS